EXHIBIT 10.1

                         SECURITIES PURCHASE AGREEMENT


      SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of February 24, 1999, by and among Intelect Communications, Inc., a Delaware corporation, with headquarters located at 1100 Executive Drive, Richardson, Texas 75081 (the "COMPANY"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "BUYER" and collectively, the "BUYERS").

      WHEREAS:

      A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT");

      B. The Company has authorized the following new series of its preferred stock, par value $.01 per share: the Company's Series E Convertible Preferred Stock (the "PREFERRED STOCK"), which shall be convertible into shares of the Company's Common Stock, par value $.01 per share (the "COMMON STOCK") (as converted, the "CONVERSION SHARES"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of Series E Convertible Preferred Stock, substantially in the form attached hereto as EXHIBIT A (the "CERTIFICATE OF DESIGNATIONS");

      C. The Buyers wish to purchase, upon the terms and conditions stated in this Agreement, initially an aggregate of 3,000 shares of Preferred Stock (the "INITIAL PREFERRED SHARES") in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers and warrants, in substantially the form attached hereto as Exhibit E (the "WARRANTS"), to acquire 100 shares of Common Stock for each Preferred Share purchased (as exercised, collectively, the "WARRANT SHARES");

      D. Subject to the terms and conditions set forth in this Agreement, the Buyers will be required to buy and the Company will be required to sell an aggregate of an additional 3,000 shares of Preferred Stock in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers (the "MANDATORY PREFERRED SHARES") and the related Warrants;

      E. Subject to the terms and conditions set forth in this Agreement, each Buyer shall have the right to purchase a number of additional shares of Preferred Stock (along with the related Warrants thereto) equal to up to the product of (A) 3/5 multiplied by (B) the sum of (i) the number of Initial Preferred Shares purchased by such Buyer and (ii) the number of Mandatory Preferred Shares purchased by such Buyer (the "ADDITIONAL PREFERRED SHARES") (the Initial Preferred Shares, the Mandatory Preferred Shares and the Additional Preferred Shares collectively are referred to in this Agreement as the "PREFERRED SHARES");

      F. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form

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attached hereto as EXHIBIT B (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

      NOW THEREFORE, the Company and the Buyers hereby agree as follows:

      1.    PURCHASE AND SALE OF PREFERRED SHARES.

            a. PURCHASE OF PREFERRED SHARES. Subject to satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a) below, the Company shall issue and sell to the Buyers and the Buyers severally shall purchase from the Company an aggregate of 3,000 Initial Preferred Shares, in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers, along with Warrants to acquire 100 Warrant Shares for each Initial Preferred Share purchased (the "INITIAL CLOSING"). Subject to the satisfaction (or waiver) of the conditions set forth in Sections 1(c), 6(b) and 7(b) below, the Buyers shall buy and the Company shall sell an aggregate of 3,000 Mandatory Preferred Shares, in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers, along with Warrants to acquire 100 Warrant Shares for each Mandatory Preferred Share purchased (the "MANDATORY CLOSING"). Subject to the satisfaction (or waiver) of the conditions set forth in Sections 1(d), 6(c) and 7(c) below, at the option of each Buyer, the Company shall issue and sell to each such Buyer and each such Buyer may purchase from the Company at multiple closings, if applicable, an aggregate of up to that number of Additional Preferred Shares (along with the related Warrants thereto) equal to the product of (A) 3/5 multiplied by (B) the sum of (i) the number of Initial Preferred Shares purchased by such Buyer and (ii) the number of Mandatory Preferred Shares purchased by such Buyer (the "ADDITIONAL CLOSINGS") (the Initial Closing, the Mandatory Closing and the Additional Closings collectively are referred to in this Agreement as the "CLOSINGS"). The purchase price (the "PURCHASE PRICE") of each Preferred Share at each of the Closings shall be $1,000.

            b. THE INITIAL CLOSING DATE. The date and time of the Initial Closing (the "INITIAL CLOSING DATE") shall be 10:00 a.m. Central Time, on March 5, 1999 subject to the satisfaction (or waiver) of the conditions to the Initial Closing set forth in Section 6(a) and 7(a) below (or such later date as is mutually agreed to by the Company and the Buyers). The Initial Closing shall occur on the Initial Closing Date at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693.

            c. THE MANDATORY CLOSING DATE. The date and time of the Mandatory Closing (the "MANDATORY CLOSING DATE") shall be 10:00 a.m. Central Time, on the third business day following the date of the receipt by each Buyer of the Mandatory Share Notice (as defined below), subject to satisfaction (or waiver) of the conditions to the Mandatory Closing set forth in Sections 6(b) and 7(b) and the conditions set forth in this Section 1(c) (or such later date as is mutually agreed to by the Company and the Buyers). The Company shall deliver written notice (the "MANDATORY SHARE NOTICE") to each Buyer on a date (the "MANDATORY SHARE NOTICE DATE") as soon as practicable, but in no event later than the second business day, following the date that the Registration Statement (as defined in the Registration Rights Agreement) registering the Registrable Securities (as defined in the Registration Rights Agreement) has been declared


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effective in accordance with the terms of the Registration Rights Agreement.
Notwithstanding the foregoing, no Buyer shall be required to purchase the Mandatory Preferred Shares unless each of the following conditions is satisfied:
(i) the Registration Statement shall have been declared effective and shall remain effective at all times during the period beginning on the Mandatory Share Notice Date and ending on and including the Mandatory Closing Date; (ii) the registration statements registering the shares of Common Stock issuable upon conversion of the Series C and the Series D Convertible Preferred Stock shall have been effective at all times during the period beginning on the Initial Issuance Date and ending on the Mandatory Closing Date; (iii) during the period beginning on the date of this Agreement and ending on and including the Mandatory Closing Date, there shall not have occurred either (A) the consummation of a Major Transaction (as defined in Section 3(c) of the Certificate of Designations) or a public announcement of a pending Major Transaction which has not been abandoned or terminated or (B) a Triggering Event (as defined in Section 3(d) of the Certificate of Designations); (iv) at all times during the period beginning on the date of this Agreement and ending on and including the Mandatory Closing Date, the Common Stock shall have been designated for quotation on the Nasdaq National Market, The New York Stock Exchange, Inc. ("NYSE") or The American Stock Exchange, Inc. ("AMEX") and shall not have been suspended from trading on such exchanges (excluding suspensions of not more than one day resulting from business announcements by the Company), nor shall delisting or suspension by such exchange have been threatened either (A) in writing by such exchange or (B) by falling below the minimum listing maintenance requirements of such exchange, unless such failure to maintain the minimum listing requirements shall have been cured for a period of at least 20 trading days prior to and including the Mandatory Closing Date; (v) during the period beginning on the Initial Closing Date and ending on and including the Mandatory Closing Date, the Company shall have delivered Conversion Shares upon conversion of the Preferred Shares and shares of Common Stock upon conversion of the Series C and Series D Convertible Preferred Stock on a timely basis as set forth in Section 2(e)(ii) of the Certificate of Designations or the Certificate of Designations, Preferences and Rights of the Series C or the Series D Convertible Preferred Stock, as applicable, and otherwise shall have been in compliance with and shall not have breached any provision of the Transaction Documents (as defined below) and the Certificate of Designations; and (vi) the Company shall not have previously delivered a Mandatory Share Notice. The Mandatory Closing shall occur on the Mandatory Closing Date at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693.

            d. THE ADDITIONAL CLOSING DATE. The date and time of each of the Additional Closings (the "ADDITIONAL CLOSING DATES") shall be 10:00 a.m. Central Time, on the fifth business day after delivery by any Buyer to the Company of an Additional Share Notice (as defined below), subject to satisfaction (or waiver) of the conditions to the Additional Closing set forth in Sections 6(c) and 7(c) and the conditions set forth in this paragraph (or such later date as is mutually agreed to by the Company and such Buyer). During the period beginning on and including the date which is 180 days after the Initial Closing Date and ending on and including the date which is 546 days after the Initial Closing Date (the "ADDITIONAL NOTICE PERIOD"), but subject to the requirements of Sections 6(c) and 7(c), each Buyer may purchase on multiple occasions Additional Preferred Shares by delivering written notice to the Company (an "ADDITIONAL SHARE NOTICE") on any date during the Additional Notice Period (an "ADDITIONAL SHARE NOTICE DATE"). Each Additional Share Notice shall set forth (i) the number of Additional Preferred Shares to be purchased by such Buyer


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at such Additional Closing and (ii) the aggregate Purchase Price for such
Additional Preferred Shares. Notwithstanding the foregoing, no Buyer shall be entitled to deliver an Additional Share Notice unless (x) on the Additional Share Notice Date the Closing Bid Price (as defined in the Certificate of Designations) of the Common Stock is greater than the Fixed Conversion Price of the Initial Preferred Shares on the Additional Share Notice Date and (y) such Buyer has purchased Additional Preferred Shares at not more than three previous Additional Closing. Each Additional Closing shall occur on the Additional Closing Date at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693. The Initial Closing Date, the Mandatory Closing Date and the Additional Closing Dates collectively are referred to in this Agreement as the "CLOSING DATES."

            e. FORM OF PAYMENT. On each of the Closing Dates, (i) each Buyer shall pay the Purchase Price to the Company for the Preferred Shares and Warrants to be issued and sold to such Buyer at the respective Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to each Buyer, stock certificates (in the denominations as such Buyer shall request) (the "STOCK CERTIFICATES") representing such number of the Preferred Shares which such Buyer is then purchasing (which, for the Initial Closing, shall be as indicated opposite such Buyer's name on the Schedule of Buyers) along with the Warrants such Buyer is purchasing (as indicated opposite such Buyer's name on the Schedule of Buyers), duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

      2.    BUYER'S REPRESENTATIONS AND WARRANTIES.

            Each Buyer represents and warrants with respect to only itself that:

            a. INVESTMENT PURPOSE. Such Buyer (i) is acquiring the Preferred Shares and the Warrants, (ii) upon conversion of the Preferred Shares, will acquire the Conversion Shares then issuable and (iii) upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise thereof (the Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares collectively are referred to herein as the "SECURITIES"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

            b. ACCREDITED INVESTOR STATUS. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.

            c. RELIANCE ON EXEMPTIONS. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties,


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
agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

            d. INFORMATION. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company, including the Company's management. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Sections 3 and 9(m) below. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

In addition to the foregoing, each Buyer, severally and not jointly acknowledge that

                  (i) it has access to copies of (and acknowledges that the
            Company has offered to provide, upon its request, copies of) the SEC Documents (as defined in Section 3(f) hereof) of the Company and the Registration Statement of the Company on Form S-3 as filed with the SEC on April 3, 1998 (collectively, the "Public Documents");

                  (ii) it has not been furnished with any oral representation or warranty in connection with the offering of the Preferred Shares and the Warrants by the Company or any officer, employee, agent, Affiliate or Subsidiary, which is not contained in or contemplated by the Transaction Documents (as defined below) or the Certificate of Designation;

                  (iii) understands that the purchase of the Preferred Shares and the Warrants entails various risks including, but not limited to, those outlined in the Public Documents and in this Agreement, and has determined that the Preferred Shares and the Warrants are a suitable investment and that at this time it could bear a complete loss of its investment; and

                  (iv) any information which such Buyers has heretofore
            represented or furnished to the Company with respect to its financial position and business experience is correct and complete as of the date of this Agreement.

            e. NO GOVERNMENTAL REVIEW. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

            f. TRANSFER OR RESALE. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that the Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended (or a successor rule thereto)("RULE 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account.

            g. LEGENDS. Such Buyer understands that the certificates or other instruments representing the Preferred Shares and the Warrants and, until such time as the sale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for sale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of such Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that such Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

            h. VALIDITY; ENFORCEMENT. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyers enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

            i. RESIDENCY. Such Buyer is a resident of that country or jurisdiction specified in the Schedule of Buyers.

      3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            The Company represents and warrants to each of the Buyers that:

            a. ORGANIZATION AND QUALIFICATION. The Company and its "SUBSIDIARIES" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest, a complete list of which is set forth in SCHEDULE 3(A), except for non-operating Subsidiaries or Subsidiaries in dissolution or winding up, each as described in SCHEDULE 3(A), which do not have any material assets or liabilities ("NONMATERIAL SUBSIDIARIES")), are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below) or the Certificate of Designations.

            b. AUTHORIZATION; ENFORCEMENT; COMPLIANCE WITH OTHER INSTRUMENTS.
(i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5), the Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS") and to issue the Securities in accordance with the terms hereof and


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thereof, subject to the satisfaction of the condition set forth in Section
6(a)(v); (ii) the execution and delivery of the Transaction Documents and the Certificate of Designations by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the issuance of the Preferred Shares and the Warrants and the reservation for issuance and the issuance of the Conversion Shares and the Warrant Shares issuable upon conversion or exercise thereof), have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, subject to the satisfaction of the condition set forth in Section 6(a)(v); (iii) this Agreement has been, and on or prior to the Initial Closing, the other Transaction Documents shall have been duly executed and delivered by the Company; (iv) this Agreement constitutes, and upon execution and delivery of the other Transaction Documents they shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies, subject to the satisfaction of the condition set forth in
Section 6(a)(v); and (v) prior to the Initial Closing Date, the Certificate of Designations will have been filed with the Secretary of State of the State of Delaware and, on each Closing Date, will be in full force and effect, without any amendment or modification thereto from the form of Certificate of Designations in effect on the Initial Closing Date, enforceable against the Company in accordance with its terms.

            c. CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, of which as of the date hereof, 34,586,331 shares were issued and outstanding, 4,931,876 shares were issuable and reserved for issuance pursuant to the Company's stock option plans and 12,344,707 were issuable and reserved for issuance pursuant to securities (other than the Preferred Shares, shares reserved for issuance pursuant to the Company's stock option plans, or shares required to be reserved for issuance upon conversion of the Series C and D Convertible Preferred Stock) exercisable or exchangeable for, or convertible into, shares of Common Stock and
(ii) 50,000,000 shares of the preferred stock, par value $0.01 per share of which, as of the date hereof, 4,219,409 shares have been designated Series A Convertible Preferred Stock, of which 3,719,409 are issued and outstanding, 914,268 shares have been designated Series B Convertible Preferred Stock, of which 0 are issued and outstanding, 10,000 shares have been designated Series C Convertible Preferred Stock, of which 1,843 shares are issued and outstanding, and 10,000 shares of Series D Convertible Preferred Stock of which 8,250 shares are issued and outstanding. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in SCHEDULE 3(C), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) other than the stock option plans of the Company set forth in the SEC Documents there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iii) there are no outstanding debt securities, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Buyers true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), and the Company's By-laws, as amended and as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

            d. ISSUANCE OF SECURITIES. Subject to the satisfaction of the condition set forth in Section 6(a)(v), the Preferred Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issue thereof and (iii) entitled to the rights and preferences set forth in the Certificate of Designations. Subject to the satisfaction of the condition set forth in Section 6(a)(v), prior to each of the Closings the number of shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f) below) required to have been reserved for issuance under the terms of this Agreement, the Certificate of Designations and the Warrants shall have been duly authorized and reserved for issuance upon conversion of the Preferred Shares and upon exercise of the Warrants. Upon conversion or exercise in accordance with the Certificate of Designations or the Warrants, as the case may be, the Conversion Shares and the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock, subject to the approval by the shareholders of the proposal to increase the number of authorized shares of Common Stock to 100,000,000 on March 3, 1999. Assuming the accuracy of the representations made by the Buyers in Section 2 hereof, the issuance by the Company of the Securities is exempt from registration under the 1933 Act.

            e. NO CONFLICTS. Subject to the satisfaction of the condition set forth in Section 6(a)(v) and except as disclosed in SCHEDULE 3(E), the execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Designations and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock, par value $.01 per share, of the Company or the By-laws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in SCHEDULE 3(E), neither the Company nor its Subsidiaries is in violation of any term of or in default under (x) the Certificate of Incorporation, any Certificate of Designation, Preferences and Rights of any outstanding series of preferred stock, par value $.01 per share, or the By-laws or their organizational charter or by-laws, respectively, or (y) any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, regulation of any governmental entity, except where such violations have not resulted or would not result, individually or in the aggregate, in a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act and subject to the satisfaction of the condition set forth in Section 6(a)(v), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents or to perform its obligations under the Certificate of Designations in accordance with the terms hereof or thereof. Except as disclosed in SCHEDULE 3(E), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries have no knowledge of any facts or circumstances which might give rise to any of the foregoing. The Company is not in violation of the listing requirements of the Nasdaq National Market as in effect on the date hereof and on each of the Closing Dates and except as set forth in SCHEDULE 3(E), is not aware of any facts which would reasonably lead to delisting or suspension of the Common Stock by the Nasdaq National Market in the foreseeable future.

            f. SEC DOCUMENTS; FINANCIAL STATEMENTS. Since December 31, 1996, the Company or its predecessor Intelect Communications Systems Limited, a Bermuda Corporation, has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). Set forth on SCHEDULE 3(F) is a complete list of all the SEC Documents as of the date thereof. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC or as amended prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates or as amended prior to the date hereof, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof, or if amended prior to the date hereof, as of the date of such amendment and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, or if amended prior to the date hereof, as of the date of such amendment, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Except as set forth in SCHEDULE 3(J), neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Buyers with any material, nonpublic information, except for the knowledge of the existence of the transactions contemplated by the Transaction Documents

            g. ABSENCE OF CERTAIN CHANGES. Except as disclosed in SCHEDULE 3(G) or the SEC Documents filed on EDGAR at least one (1) business day prior to the date hereof, since December 31, 1997 there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, liabilities or results of operations, or prospects of the Company or its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings. Except as disclosed in Schedule 3(g), since December 31, 1997 the Company has not declared or paid any dividends, sold any assets in excess of $50,000 outside of the ordinary course of business or had capital expenditures in excess of $2,200,000.

            h. ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, which if determined adversely would have a Material Adverse Effect, except as expressly set forth in SCHEDULE 3(H) or the SEC Documents.

            i. ACKNOWLEDGMENT REGARDING BUYERS' PURCHASE OF PREFERRED SHARES. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents, the Certificate of Designations and the transactions contemplated thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents, the Certificate of Designations and the transactions contemplated thereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents, the Certificate of Designations and the transactions contemplated thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

            j. NO UNDISCLOSED EVENTS, LIABILITIES, DEVELOPMENTS OR CIRCUMSTANCES. Except as set forth on SCHEDULE 3(J) and excluding liabilities incurred in the ordinary course of business consistent with past practices, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition that would be required to be disclosed by the Company under applicable securities laws on a registration statement (including by way of incorporation by reference) filed with the SEC, on the date this representation is made or deemed to be made, relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

            k. NO GENERAL SOLICITATION. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

            l. NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require (i) registration of any of the Securities under the 1933 Act, (ii) except as set forth on SCHEDULE 3(L), cause this offering of Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act, or (iii) cause this offering of Securities to be integrated with prior offerings by the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. Neither the Company nor any of its Subsidiaries shall take any action or steps that would require registration of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

            m. EMPLOYEE RELATIONS. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. None of the Company's or its Subsidiaries' employees is a member of a union. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No executive officer, to the best knowledge of the Company and its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

            n. INTELLECTUAL PROPERTY RIGHTS. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on SCHEDULE 3(n), none of the Company's material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on SCHEDULE 3(N) or in the SEC Documents, there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its Subsidiaries are unaware of any facts or circumstances which might reasonably be expected to give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

            o. ENVIRONMENTAL LAWS. The Company and its Subsidiaries (i) are in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance in all material respects with all terms and conditions of any such permit, license or approval.

            p. TITLE. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in SCHEDULE 3(P) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

            q. INSURANCE. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

            r. REGULATORY PERMITS. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

            s. INTERNAL ACCOUNTING CONTROLS. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            t. TAX STATUS. The Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except as set forth in SCHEDULE 3(T). There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim, except as set forth in SCHEDULE 3(T).

            u. DILUTIVE EFFECT. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designations and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

            v. NO OTHER AGREEMENTS. As of the date hereof and as of the Initial Closing Date, the Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

            w. TRANSACTIONS WITH AFFILIATES. Except as set forth on SCHEDULE 3(W) or in the SEC Documents filed on Edgar at least ten days prior to the date hereof and other than the grant of stock options disclosed on SCHEDULE 3(C), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

            x. APPLICATION OF TAKEOVER PROTECTIONS. The Company and its board of directors have taken all necessary action, if any should be required, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or would become applicable to the Buyers as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Buyer's ownership of the Securities.

            y. NONMATERIAL SUBSIDIARIES. The Nonmaterial Subsidiaries have no
(i) liabilities, contingent or otherwise, whether known or unknown, which would have a Material Adverse Effect or (ii) material assets.

            z. FOREIGN CORRUPT PRACTICES. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

            aa. NO MATERIALLY ADVERSE CONTRACTS. Except as specifically disclosed in the SEC Documents, or as set forth in SCHEDULE 3(AA), neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Except as specifically disclosed in the SEC Documents, or as set forth in SCHEDULE 3(AA), neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

            bb. RIGHTS AGREEMENT. As of the date hereof, the Company has not adopted a shareholder rights plan or similar arrangement relating to accumulation of beneficial ownership of Common Stock or a change in control of the Company.

            cc. ACCOUNTANTS. The Company has retained Grant Thornton LLP ("GRANT THORNTON") as its accountants for the audit of fiscal 1998. Grant Thornton has not stated to the Company that it will be unable to complete its review of the Company's 1998 financial statements so as to cause delays in the filing of the Company's year end financial statements on Form 10-K with the SEC by March 31, 1999, nor has Grant Thornton stated that as of their review through the date hereof, that a restatement of prior financials will be necessary. Neither Arthur Andersen LLP nor KPMG Peat Marwick have stated that they will be unable or unwilling to provide their consent to the filing of their financial reports for the applicable years prior to 1998 for which they acted as the Company's accountants, assuming the filing of the Form 10-K for the 1998 financial statements with the SEC and receipt of customary representations from Grant Thornton regarding the Company upon completion of the audit for the 1998 financial statements. Neither Arthur Andersen LLP nor KPMG Peat Marwick have stated that they will require any consideration in connection with providing such consents other than for the payment of fees and expenses for which the Company has previously accrued liabilities and for fees and expenses billed in connection with the review required to provide the consents. The Company has discussed each of the foregoing with Grant Thornton, Arthur Andersen LLP and KPMG Peat Marwick, as applicable.

      4.    COVENANTS.

            a. BEST EFFORTS. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

            b. FORM D. Promptly after each of the Closing Dates, the Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before each of the Closing Dates, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Buyers at each of the Closings pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States and shall provide evidence of any such action so taken to the Buyers on or prior to such Closing Dates. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of such states of the United States following the Initial Closing Date.

            c. REPORTING STATUS. Until the earlier of (i) the date which is one year after the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares and the Warrant Shares without restriction pursuant to Rule

144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Investors shall have sold all the Conversion Shares and the Warrant Shares and (B) none of the Preferred Shares or Warrants is outstanding (the "REGISTRATION PERIOD"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

            d. USE OF PROCEEDS. The Company will use the net proceeds from the sale of the Preferred Shares for working capital and general corporate purposes.

            e. FINANCIAL INFORMATION. The Company agrees to send the following to each Investor (as that term is defined in the Registration Rights Agreement) during the Registration Period: (i) within two (2) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, provided that if any such report is not filed with the SEC through EDGAR then the Company shall deliver a copy of such report to each Investor by facsimile on the same day it is filed with the SEC and (ii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

            f. RESERVATION OF SHARES. On and after the Initial Closing Date, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 200% of the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares (without regard to any limitations on conversions) and 125% of the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock upon exercise of all outstanding Warrants.

            g. RIGHT OF FIRST REFUSAL. Subject to the exceptions described below, the Company shall not contract with any party for any equity financing (including any debt financing with an equity component) or issue any equity securities of the Company or securities convertible or exchangeable into or for equity securities of the Company (including debt securities with an equity component) in any form ("FUTURE OFFERINGS") during the period beginning on the Initial Closing Date and ending on and including the date which is 365 days after the Initial Closing Date, provided, however, that on and after the date that the Registration Statement is declared effective the Company may have a Future Offering if it shall have first delivered to each Buyer or a designee appointed by such Buyer written notice (the "FUTURE OFFERING NOTICE") describing the proposed Future Offering, including the terms and conditions thereof, and providing each Buyer an option to purchase up to its Aggregate Percentage (as defined below), as of the date of delivery of the Future Offering Notice on the same terms and conditions set forth in the Future Offering Notice (the limitations referred to in this sentence are collectively referred to as the "CAPITAL RAISING LIMITATION"). For purposes of this Section 4(g), "AGGREGATE PERCENTAGE" at any time with respect to any Buyer shall mean the percentage equal to the product of (A) 0.5 multiplied by (B) the quotient of (i) the number of Preferred Shares purchased by such Buyer at the Initial Closing and the Mandatory Closing and (ii) the aggregate number of Preferred Shares purchased by all the Buyers at the Initial Closing and the Mandatory Closing; provided, however, for the purpose of this Section 4(g) only, that during the first 75 days the Mandatory Preferred Shares will be considered to have been purchased in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers. A Buyer can exercise its option to participate in a Future Offering by delivering written notice thereof to participate to the Company within three (3) business days of receipt of a Future Offering Notice, which notice shall state the quantity of securities being offered in the Future Offering that such Buyer will purchase, up to its Aggregate Percentage, and that number of securities it is willing to purchase in excess of its Aggregate Percentage. In the event that one or more Buyers fail to elect to purchase up to each such Buyer's Aggregate Percentage then each Buyer which has indicated that it is willing to purchase a number of securities in excess of its Aggregate Percentage shall be entitled to purchase its pro rata portion (determined in the same manner as described in the preceding sentence) of the securities in the Future Offering which one or more Buyers have not elected to purchase. In the event the Buyers fail to elect to fully participate in the Future Offering within the periods described in this
Section 4(g), the Company shall have 45 days thereafter to sell the securities of the Future Offering for which such Buyer's rights were not exercised, upon the same terms and conditions (including the amount thereof) specified in the Future Offering Notice. In the event the Company has not sold such securities of the Future Offering within such 45-day period, the Company shall not thereafter issue or sell such securities without first offering such securities to the Buyers in the manner provided in this Section 4(g). The Capital Raising Limitation shall not apply to (i) a bona-fide loan from a commercial lender which does not have any equity feature, (ii) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities or debt outstanding as of the date hereof (iii) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option plan, restricted stock plan or stock purchase plan for the benefit of the Company's employees or directors, (iv) any registered firm commitment underwritten public offering of securities of the Company, (v) any transaction intended to be made in reliance upon Rule 144A under the Securities Act or (vi) any equipment loans or financing which do not have an equity feature.

            h. LISTING. The Company shall secure in accordance with the applicable rules and regulations, but in no event later than 30 days after the date hereof, the listing of all of the Registrable Securities upon each national securities exchange and automated quotation system (including the Nasdaq National Market), upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents and the Certificate of Designations. The Company shall maintain the Common Stock's authorization for listing on the Nasdaq National Market, NYSE or AMEX. Neither the Company nor any of its Subsidiaries shall take any action which may result in the delisting or suspension of the Common Stock on the Nasdaq National Market, NYSE or AMEX (other than to switch listings from the Nasdaq National Market, AMEX or NYSE). The Company shall promptly provide to each Buyer copies of any notices it receives from the Nasdaq Stock Market, Inc., NYSE or AMEX regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this
Section 4(h).

            i. EXPENSES. Subject to Section 9(l) below, within one (1) business day of the Initial Closing the Company shall pay a non-accountable expense allowance of $40,000 to the Buyers or their designees.

            j. FILING OF FORM 8-K. On or before (i) the third (3rd ) business day following the date hereof, (ii) the first (1st) business day following (a) each of the Closing Dates and (b) the Mandatory Share Notice Date, and (iii) the Second (2nd) business day following each Additional Share Notice Date, the Company shall file a Form 8-K with the SEC describing the terms of the transaction contemplated by the Transaction Documents and consummated at such Closing, in each case in the form required by the 1934 Act. On or before the third (3rd) business day following the date hereof, the Company shall file a Form 8-K with the SEC describing the terms of the transactions disclosed in
SCHEDULE 3(J) hereto in the form required by the 1934 Act.

            k. SHAREHOLDER APPROVAL/PROXY STATEMENT. The Company shall provide each stockholder entitled to vote at the next meeting of stockholders of the Company (other than the stockholder meeting scheduled to be held on March 3, 1999, or any adjournment thereof), which meeting shall not be later than June 30, 1999 (the "STOCKHOLDER MEETING DEADLINE"), a proxy statement, which has been previously reviewed by the Buyers and a counsel of their choice, soliciting each such stockholder's affirmative vote at such stockholder meeting for approval of the Company's issuance of all of the Securities as described in this Agreement, and the Company shall use its best efforts to solicit its stockholders' approval of such issuance of the Securities and cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal. If the Company fails to hold a meeting of its stockholders by the Stockholder Meeting Deadline, then, as partial relief (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Preferred Shares an amount in cash per Preferred Share equal to the product of (i) $1,000; multiplied by (ii) .02; multiplied by (iii) the quotient of (x) the number of days after the Stockholder Meeting Deadline that a meeting of the Company's stockholders is not held, divided by (y) 30. The Company shall make the payments referred to in the immediately preceding sentence within five days of the earlier of (I) the holding of the meeting of the Company's stockholders, the failure of which resulted in the requirement to make such payments, and (II) the last day of each 30-day period beginning on the Stockholder Meeting Deadline. In the event the Company fails to make such payments in a timely manner, such payments shall bear interest at the rate of 2.0% per month (pro rated for partial months) until paid in full.

            l. TRANSACTIONS WITH AFFILIATES. So long as any Preferred Shares are outstanding the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiaries' officers, directors, persons who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of the Common Stock, or affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "RELATED PARTY"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, or (c) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. "AFFILIATE" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "CONTROL" or "CONTROLS" for purposes of this Section 4(l) means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

            m. CAPITAL AND SURPLUS; SPECIAL RESERVES. The Company agrees that the capital of the Company (as such term is used in Section 154 of the General Corporation Law of Delaware) in respect of the Preferred Shares shall be equal to the aggregate par value of such Preferred Shares and that it shall not increase the capital of the Company with respect to any shares of the Company's capital stock at any time on or after the date of this Agreement. The Company also agrees that it shall not create any special reserves under Section 171 of the General Corporation Law of Delaware without the prior written consent of each holder of Preferred Shares. So long as any Preferred Shares remain outstanding, the Company shall not account for as surplus or transfer to or otherwise allocate to the Company's surplus account for purposes of the Delaware General Corporation Law any of the capital represented by the Preferred Shares, including, without limitation, for the purpose of reducing any of its capital stock as contemplated by Section 244 of the Delaware General Corporation Law. The amount to be represented in the capital account for the Series E Convertible Preferred Stock at all times for each outstanding Preferred Share shall be an amount equal to the product of (i) the Liquidation Preference (as defined in the Certificate of Designations) and (ii) 120%.

            n. CORPORATE EXISTENCE. So long as a Buyer beneficially owns any Preferred Shares, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction
(i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose common stock is listed for trading on the Nasdaq National Market, NYSE or AMEX.

            o. ADDITIONAL ISSUANCE OF PREFERRED STOCK. So long as a Buyers or any of its Affiliates beneficially owns Preferred Shares or has the right to acquire any Preferred Shares, the Company shall not issue or agree to issue any additional shares of Preferred Stock other than in accordance with this Agreement.

      5.    TRANSFER AGENT INSTRUCTIONS.

            Prior to each applicable Closing, the Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares or exercise of the Warrants (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). Prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares and the Warrant Shares, prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 5 shall affect in any way each Buyer's obligations and agreements set forth in Section 2(g) to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities. If a Buyer provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act or the Buyer provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

      6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

            a. INITIAL CLOSING DATE. The obligation of the Company hereunder to issue and sell the Initial Preferred Shares to each Buyer at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

            (i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

            (ii) The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware.

            (iii) Such Buyer shall have delivered to the Company the Purchase Price for the Preferred Shares and the related Warrants being purchased by such Buyer at the Initial

      Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

            (iv) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Initial Closing Date.

            (v) The stockholders of the Company shall have approved at the March 3, 1999 stockholder meeting the proposal to (a) approve the increase of the number of authorized shares of Common Stock to 100,000,000 and (b) approve the issuance of shares of Common Stock upon the conversion of the Series C Convertible Preferred Stock and the Series D Convertible Preferred Stock in excess of the Exchange Cap (as defined in the Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock).

            b. MANDATORY CLOSING DATES. The obligation of the Company hereunder to issue and sell the Mandatory Preferred Shares to each Buyer at the Mandatory Closings is subject to the satisfaction, at or before the Mandatory Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

            (i) Such Buyer shall have delivered to the Company the Purchase Price for the Mandatory Preferred Shares being purchased by such Buyer at the Mandatory Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

            (ii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Mandatory Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Mandatory Closing Date.

            c. ADDITIONAL CLOSING DATES. The obligation of the Company hereunder to issue and sell the Additional Preferred Shares to each Buyer at each of the Additional Closings is subject to the satisfaction, at or before the respective Additional Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

            (i) Such Buyer shall have complied with the requirements of Section 1(d) and the other conditions of Section 1(d) shall have been satisfied.

            (ii) Such Buyer shall have delivered to the Company the Purchase Price for the Additional Preferred Shares being purchased by such Buyer at the Additional Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

            (iii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Additional Closing Date.

      7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

            a. INITIAL CLOSING DATE. The obligation of each Buyer hereunder to purchase the Initial Preferred Shares at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

            (i) The Company shall have executed each of the Transaction Documents, and delivered the same to such Buyer.

            (ii) The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware, and a copy of the Certificate of Designations that has been certified by such Secretary of State shall have been delivered to such Buyer.

            (iii) The Common Stock shall be authorized for quotation on the Nasdaq National Market, NYSE or AMEX, trading in the Common Stock issuable upon conversion of the Initial Preferred Shares shall not have been suspended by the SEC, The Nasdaq Stock Market, Inc., NYSE or AMEX during the 10 trading days prior to and including the Initial Closing Date.

            (iv) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the

      Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents or the Certificate of Designations to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect and an update as of the Initial Closing Date regarding the representations contained in Section 3(c).

            (v) Such Buyer shall have received the opinion of Ryan & Sudan dated as of the Initial Closing Date in substantially the form of EXHIBIT C attached hereto (the "RYAN & SUDAN OPINION").

            (vi) The Company shall have executed and delivered to such Buyer the Warrants and the Stock Certificates (in such denominations as such Buyer shall request) for the Initial Preferred Shares and the Warrants being purchased by such Buyer at the Initial Closing.

            (vii) The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b)(ii) above and in a form reasonably acceptable to such Buyer (the "RESOLUTIONS").

            (viii) As of the Initial Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and the exercise of the Warrants, at least 200% of the number of shares of Common Stock which would be issuable upon conversion in full of the Initial Preferred Shares to be issued at the Initial Closing and 125% of the number of shares of Common Stock issuable upon exercise of the Warrants to be issued at the Initial Closing.

            (ix) The Irrevocable Transfer Agent Instructions, in the form of EXHIBIT D attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent with a copy forwarded to the Buyers.

            (x) The Company shall have delivered to such Buyer a copy of a certificate evidencing the incorporation and good standing of the Company and each subsidiary in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within ten days of the Initial Closing Date.

            (xi) The Company shall have delivered to such Buyer a secretary's certificate or an assistant secretary's certificate (so long as the assistant secretary is duly authorized to deliver such certificate) certifying as to (a) the Resolutions, (b) the Certificate of Incorporation and (c) Bylaws, each as in effect at the Initial Closing.

            (xii) The Company shall have delivered to such Buyer a copy of its Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten days of the Initial Closing Date.

            (xiii) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Initial Closing Date.

            (xiv) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by the Transaction Documents as such Buyer or its counsel may reasonably request.

            (xv) Each of Herman Frietsch, Peter Ianace and Philip Sudan shall have executed and delivered copies thereof to such Buyer agreements which, during the period beginning on the Initial Closing Date and ending on the date the Initial Registration Statement (as defined in the Registration Rights Agreement) is declared effective, prohibit them from (i) selling the Company's securities for less than $3.25 per share, (ii) selling in the aggregate (all three combined) in excess of $200,000 and (iii) making demand on any promissory note or other debt instrument for which the Company is liable.

            (xvi) The stockholders of the Company shall have approved at the March 3, 1999 stockholder meeting the proposal to (a) approve the increase of the number of authorized shares of Common Stock to 100,000,000 and (b) approve the issuance of shares of Common Stock upon the conversion of the Series C Convertible Preferred Stock and the Series D Convertible Preferred Stock in excess of the Exchange Cap (as defined in the Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock).

            b. MANDATORY CLOSING DATES. The obligation of each Buyer hereunder to purchase the Mandatory Preferred Shares at the Mandatory Closings is subject to the satisfaction, at or before the Mandatory Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

            (i) The Company shall have complied with the requirements of Section 1(c) as of the Mandatory Closing Date.

            (ii) The Certificate of Designations shall be in full force and effect and shall not have been amended since the Initial Closing Date, and a copy of the Certificate of Designations that has been certified by the Secretary of State of the State of Delaware shall have been delivered to such Buyer.

            (iii) The Common Stock shall be authorized for quotation on the Nasdaq National Market, NYSE or AMEX, trading in the Common Stock issuable upon conversion of the Additional Preferred Shares shall not be suspended by the SEC, The Nasdaq Stock Market, Inc., NYSE or AMEX on the Mandatory Closing Date.

            (iv) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Mandatory Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents or the Certificate of Designations to be performed, satisfied or complied with by the Company at or prior to the Mandatory Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Mandatory Closing Date, to the foregoing effect and an update as of such Mandatory Closing Date regarding the representations contained in Section 3(c).

            (v) Such Buyer shall have received the Ryan & Sudan Opinion, dated as of such Mandatory Closing Date.

            (vi) The Company shall have executed and delivered to such Buyer the Warrants and the Stock Certificates (in such denominations as such Buyer shall request) for the Mandatory Preferred Shares and the Warrants being purchased by such Buyer at such Mandatory Closing.

            (vii) The Board of Directors of the Company shall not have amended the Resolutions.

            (viii) As of such Mandatory Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and the exercise of the Warrants, a number of shares of Common Stock equal to at least 200% of the number of shares of Common Stock which would be issuable upon conversion in full of the then outstanding Preferred Shares and 125% of the number of shares of Common Stock which would be issuable upon the exercise in full of the then outstanding Warrants, including for such purposes any Mandatory Preferred Shares and Warrants to be issued at such Mandatory Closing.

            (ix) The Irrevocable Transfer Agent Instructions, in the form of EXHIBIT D attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent and shall be in effect as of the Mandatory Closing Date.

            (x) The Company shall have delivered to such Buyer a copy of a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within ten days of such Mandatory Closing Date.

            (xi) The Company shall have delivered to such Buyer a secretary's certificate or an assistant secretary's certificate (so long as the assistant secretary is duly authorized to deliver such certificate) certifying as to (a) the Resolutions, (b) the Certificate of Incorporation and (c) Bylaws, each as in effect at the Mandatory Closing.

            (xii) The Company shall have delivered to such Buyer a copy of its Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten days of the Mandatory Closing Date.

            (xiii) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Mandatory Closing Date.

            (xiv) The Registration Statement is declared effective on or before the date that is 90 days after Initial Closing Date.

            (xv) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

            c. ADDITIONAL CLOSING DATES. The obligation of each Buyer hereunder to purchase the Additional Preferred Shares at each of the Additional Closings is subject to the satisfaction, at or before the Additional Closing Dates, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written consent thereof:

            (i) The Certificate of Designations shall be in full force and effect and shall not have been amended since the Initial Closing Date, and a copy of the Certificate of Designations that has been certified by the Secretary of State of the State of Delaware shall have been delivered to such Buyer.

            (ii) The Common Stock shall be authorized for quotation on the Nasdaq National Market, NYSE or AMEX, trading in the Common Stock issuable upon conversion of the Additional Preferred Shares shall not have been suspended by the SEC, The Nasdaq Stock Market, Inc., NYSE or AMEX during the 10 trading days prior to and including the applicable Additional Closing Date.

            (iii) The representations and warranties of the Company shall be true and correct as of the date when made and as of the respective Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents or the Certificate of Designations to be performed, satisfied or complied with by the Company at or prior to the respective Additional Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of such Additional Closing Date, to the foregoing effect and an update as of such Additional Closing Date regarding the representations contained in Section 3(c).

            (iv) Such Buyer shall have received the Ryan & Sudan Opinion, dated as of such Additional Closing Date.

            (v) The Company shall have executed and delivered to such Buyer the Warrants and the Stock Certificates (in such denominations as such Buyer shall request) for the Additional Preferred Shares and the Warrants being purchased by such Buyer at such Additional Closing.

            (vi) The Board of Directors of the Company shall not have amended the Resolutions.

            (vii) As of such Additional Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and the exercise of the Warrants, a number of shares of Common Stock equal to at least 200% of the number of shares of Common Stock which would be issuable upon conversion in full of the then outstanding Preferred Shares and 125% of the number of shares of Common Stock which would be issuable upon exercise in full of the then outstanding Warrants, including for such purposes any Additional Preferred Shares and Warrants to be issued at such Additional Closing.

            (viii) The Irrevocable Transfer Agent Instructions, in the form of EXHIBIT D attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent and shall be in effect as of such Additional Closing Date.

            (ix) The Company shall have delivered to such Buyer a copy of a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within ten days of such Additional Closing Date.

            (x) The Company shall have delivered to such Buyer a secretary's certificate or an assistant secretary's certificate (so long as the assistant secretary is duly authorized to deliver such certificate) certifying as to (a) the Resolutions, (b) the Certificate of Incorporation and (c) Bylaws, each as in effect at the Additional Closing.

            (xi) During the period beginning on the Additional Share Notice Date and ending on and including the respective Additional Closing Date, the Company shall have delivered Conversion Shares upon conversion of the Preferred Shares on a timely basis as set forth in Section 2(e)(ii) of the Certificate of Designations.

            (xii) The Company shall have delivered to such Buyer a copy of its Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten days of the Additional Closing Date.

            (xiii) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Additional Closing Date.

            (xiv) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

      8. INDEMNIFICATION. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents and the Certificate of Designations, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, the Certificate of Designations or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents, the Certificate of Designations or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or the Certificate of Designations,
(ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) solely the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

      9.    GOVERNING LAW; MISCELLANEOUS.

            a. GOVERNING LAW; JURISDICTION; JURY TRIAL. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

            b. COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

            c. HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            d. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

            e. ENTIRE AGREEMENT; AMENDMENTS. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the Exhibits, Schedules and other instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement of such waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or the Certificate of Designations unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of Preferred Shares, as the case may be.

            f. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

      If to the Company:

            INTELECT COMMUNICATIONS, INC.
            1100 Executive Drive
            Richardson, Texas  75081
            Telephone:        (972)367-2100
            Facsimile:        (972) 367-2271
            Attention:        Herman M. Frietsch

      With a copy to:

            RYAN & SUDAN, L.L.P.
            Two Houston Center
            909 Fannin Street, 39th Floor
            Houston, Texas  77010
            Telephone:         (713) 652-0501
            Facsimile:         (713) 652-0503
            Attention:         Philip P. Sudan, Jr., Esq.

      If to the Transfer Agent:

            AMERICAN STOCK TRANSFER & TRUST COMPANY
            6201 15th Avenue, 3rd Floor
            Brooklyn, NY 11219
            Telephone:         (718) 921-8247
            Facsimile:         (718) 921-8323
            Attention:         Wilbert Myles

      If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

            g. SUCCESSORS AND ASSIGNS. The rights under this Agreement shall not be assignable by the holders of Preferred Shares without the prior written consent of the Company. Notwithstanding the foregoing, the rights under this Agreement shall be assignable by the holders of Preferred Shares, without the consent of the Company, to any Permitted Transferee (as defined below) upon the transfer of all or any portion of Preferred Shares if: (i) the holders of Preferred Shares agrees in writing with the Permitted Transferee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such Permitted Transferee; (iii) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the Permitted Transferee agrees in writing with the Company to be bound by all of the provisions contained herein; and (iv) such transfer shall have been made in accordance with the applicable requirements of the Transaction Documents. Any attempted assignment without the prior written consent of the Company, other than to an Permitted Transferee shall be void and without effect. A "PERMITTED TRANSFEREE" shall mean (i) a Buyer, (ii) an Affiliate (as such term is defined in this Agreement) of a Buyer, (iii) any holder of Preferred Shares and (iv) any Affiliate of a holder of Preferred Shares.

            h. NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            i. SURVIVAL. Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive each of the Closings regardless of any investigation made by or on behalf of the such Buyer or by or on behalf of the Company. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

            j. PUBLICITY. The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

            k. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            l. TERMINATION. In the event that the Initial Closing shall not have occurred with respect to a Buyer on or before March 12, 1999 to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(l), the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in
Section 4(i) above.

            m. PLACEMENT AGENT. The Company acknowledges that it has engaged Overlook Consulting, L.L.C. as placement agent in connection with the sale of the Preferred Shares, which placement agent may have formally or informally engaged other agents on its behalf. The Company shall be responsible for the payment of any placement agent's fees or broker's commissions relating to or arising out of the transactions contemplated hereby which agents or brokers have been or are alleged to have been engaged by the Company. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out-of-pocket expenses) arising in connection with any such claim. Each Buyer, severally and not jointly, represents and warrants that it has not engaged any placement agent or broker in connection with the acquisition of the Securities. Each Buyer, severally and not jointly, shall pay and hold the Company harmless for any liability, loss or expense (including, without limitation, attorneys' fees and out-of-pocket expense) arising in connection with any clams for placement agent fees or broker commissions which agents or brokers have been or are alleged to have been engaged by such Buyer.

            n. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

            o. REMEDIES. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and the Certificate of Designations and all rights and remedies which such holders have been granted at any time under any other agreement or contract relating to the subject matter hereof and all of the rights which such holders have under any law. Any person or entity having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

            p. PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to the Certificate of Designations or Warrants or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                *** REST OF PAGE INTENTIONALLY LEFT BLANK ***

      IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                              BUYERS:

INTELECT COMMUNICATIONS, INC.         HFTP INVESTMENT LLC
                                      By:  Promethean Investment Group L.L.C.
                                      Its: Investment Manager


By: _____________________________     By: _________________________________
Name:  Herman M. Frietsch             Name: James F. O'Brien, Jr.
Its:   Chief Executive Officer        Its:  President


                                      WINGATE CAPITAL LTD.

                                      By: _________________________________
                                      Name:
                                      Its:


                                      FISHER CAPITAL LTD.

                                      By: _________________________________
                                      Name:
                                      Its:


                                      NP PARTNERS (FORMERLY KNOWN AS NELSON
                                      PARTNERS)

                                      By: _________________________________
                                      Name:
                                      Its:


                                      OLYMPUS SECURITIES, LTD.

                                      By: _________________________________
                                      Name:
                                      Its:

            [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT - P. 2 OF 3]



                                      CCG CAPITAL LTD.

                                      By: _________________________________
                                      Name:
                                      Its:


                                      CCG INTERNATIONAL FUND LTD.

                                      By: _________________________________
                                      Name:
                                      Its:


                                      LEONARDO, L.P.

                                      By:   ANGELO, GORDON & CO., L.P.
                                      Its:  General Partner


                                      By: _________________________________
                                      Name: Michael L. Gordon
                                      Its:  Chief Operating Officer


                                      GAM ARBITRAGE INVESTMENTS, INC.

                                      By:   ANGELO, GORDON & CO., L.P.
                                      Its:  Investment Advisor


                                      By: _________________________________
                                      Name:  Michael L. Gordon
                                      Its:   Chief Operating Officer


                                      AG SUPER FUND INTERNATIONAL
                                      PARTNERS, L.P.

                                      By:  ANGELO, GORDON & CO., L.P.
                                      Its: General Partner


                                      By: _________________________________
                                      Name:  Michael L. Gordon
                                      Its:   Chief Operating Officer

            [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT - P. 3 OF 3]



                                       RAPHAEL, L.P.

                                       By: _______________________________
                                       Name:  Michael L. Gordon
                                       Its:   Chief Operating Officer


                                       RAMIUS FUND, LTD.

                                       By:   AG RAMIUS PARTNERS, L.L.C.
                                       Its:  Investment Advisor


                                       By: _______________________________
                                       Name: Michael L. Gordon
                                       Its:  Managing Officer

                               SCHEDULE OF BUYERS

                                                                NUMBER OF   NUMBER OF
                                                                 INITIAL    MANDATORY
                             INVESTOR ADDRESS                   PREFERRED   PREFERRED      INVESTOR'S REPRESENTATIVES'
 INVESTOR NAME             AND FACSIMILE NUMBER                   SHARES      SHARES       ADDRESS AND FACSIMILE NUMBER
-------------------    --------------------------------------   ---------   ---------     -----------------------------
HFTP Investment LLC    c/o Promethean Investment Group, L.L.C.       0       1,500        Katten Muchin & Zavis
                       750 Lexington Avenue, 22nd Floor                                   525 West Monroe, Suite 1600
                       New York, New York 10022                                           Chicago, Illinois 60661-3693
                       Attention: James F. O'Brien, Jr.                                   Attention: Robert J. Brantman, Esq.
                       Facsimile: (212) 758-9334                                          Facsimile: (312) 902-1061
                       Telephone: (212) 702-5200                                          Telephone: (312) 902-5200
                       Residence:  New York

Wingate Capital Ltd.   c/o Citadel Investment Group, L.L.C.        342            0       Katten Muchin & Zavis
                       225 West Washington Street                                         525 West Monroe Street
                       Chicago, Illinois  60606                                           Chicago, Illinois 60661-3693
                       Attention: Michael J. Hughes                                       Attention: Robert J. Brantman, Esq.
                       Facsimile: (312) 338-0780                                          Facsimile: (312) 902-1061
                       Telephone: (312) 338-7800                                          Telephone: (312) 902-5200
                       Residence: Cayman Islands

Fisher Capital Ltd.    c/o Citadel Investment Group, L.L.C.        664            0        Katten Muchin & Zavis
                       225 West Washington Street                                          525 West Monroe Street
                       Chicago, Illinois  60606                                            Chicago, Illinois 60661-3693
                       Attention: Michael J. Hughes                                        Attention: Robert J. Brantman, Esq.
                       Facsimile: (312) 338-0780                                           Facsimile: (312) 902-1061
                       Telephone: (312) 338-7800                                           Telephone: (312) 902-5200
                       Residence: Cayman Islands

NP Partners            c/o Citadel Investment Group, L.L.C.      1,228            0        Katten Muchin & Zavis
                       225 West Washington Street                                          525 West Monroe Street
                       Chicago, Illinois  60606                                            Chicago, Illinois 60661-3693
                       Attention: Michael J. Hughes                                        Attention: Robert J. Brantman, Esq.
                       Facsimile: (312) 338-0780                                           Facsimile: (312) 902-1061
                       Telephone: (312) 338-7800                                           Telephone: (312) 902-5200
                       Residence: Bermuda

Olympus Securities,    c/o Citadel Investment Group, L.L.C.        688            0        Katten Muchin & Zavis
 Ltd.                  225 West Washington Street                                          525 West Monroe Street
                       Chicago, Illinois  60606                                            Chicago, Illinois 60661-3693
                       Attention: Michael J. Hughes                                        Attention: Robert J. Brantman, Esq.
                       Facsimile: (312) 338-0780                                           Facsimile: (312) 902-1061
                       Telephone: (312) 338-7800                                           Telephone: (312) 902-5200
                       Residence: Bermuda

CCG International      c/o Citadel Investment Group, L.L.C.         39            0        Katten Muchin & Zavis
 Fund Ltd.             225 West Washington Street                                          525 West Monroe Street
                       Chicago, Illinois  60606                                            Chicago, Illinois 60661-3693
                       Attention: Michael J. Hughes                                        Attention: Robert J. Brantman, Esq.
                       Facsimile: (312) 338-0780                                           Facsimile: (312) 902-1061
                       Telephone: (312) 338-7800                                           Telephone: (312) 902-5200

                                                                NUMBER OF   NUMBER OF
                                                                 INITIAL    MANDATORY
                             INVESTOR ADDRESS                   PREFERRED   PREFERRED      INVESTOR'S REPRESENTATIVES'
 INVESTOR NAME             AND FACSIMILE NUMBER                   SHARES      SHARES       ADDRESS AND FACSIMILE NUMBER
-------------------    --------------------------------------   ---------   ---------     -----------------------------
CCG Capital Ltd.       c/o Citadel Investment Group, L.L.C.        39            0         Katten Muchin & Zavis
                       225 West Washington Street                                          525 West Monroe Street
                       Chicago, Illinois  60606                                            Chicago, Illinois 60661-3693
                       Attention: Michael J. Hughes                                        Attention: Robert J. Brantman, Esq.
                       Facsimile: (312) 338-0780                                           Facsimile: (312) 902-1061
                       Telephone: (312) 338-7800                                           Telephone: (312) 902-5200

Leonardo, L.P.         c/o Angelo, Gordon & Co., L.P.                0       1,000         Angelo, Gordon & Co., L.P.
                       245 Park Avenue - 26th Floor                                        245 Park Avenue - 26th Floor
                       New York, New York 10167                                            New York, New York 10167
                       Attention: Gary Wolf or Ari Storch                                  Attention: Gary Wolf or Ari Storch
                       Facsimile: (212) 867-6449                                           Facsimile: (212) 867-6449
                       Telephone: (212) 692-2035                                           Telephone: (212) 692-2035
                       Residence: Cayman Islands

GAM Arbitrage          c/o Angelo, Gordon & Co., L.P.                0         100         Angelo, Gordon & Co., L.P.
 Investments,          245 Park Avenue - 26th Floor                                        245 Park Avenue - 26th Floor
 Inc.                  New York, New York 10167                                            New York, New York 10167
                       Attention: Gary Wolf or Ari Storch                                  Attention: Gary Wolf or Ari Storch
                       Facsimile: (212) 867-6449                                           Facsimile: (212) 867-6449
                       Telephone: (212) 692-2035                                           Telephone: (212) 692-2035
                       Residence: British Virgin Islands

AG Super Fund          c/o Angelo, Gordon & Co., L.P.                0         100         Angelo, Gordon & Co., L.P.
 International         245 Park Avenue - 26th Floor                                        245 Park Avenue - 26th Floor
 Partners, L.P.        New York, New York 10167                                            New York, New York 10167
                       Attention: Gary Wolf or Ari Storch                                  Attention: Gary Wolf or Ari Storch
                       Facsimile: (212) 867-6449                                           Facsimile: (212) 867-6449
                       Telephone: (212) 692-2035                                           Telephone: (212) 692-2035
                       Residence: Cayman Islands

Raphael, L.P.          c/o Angelo, Gordon & Co., L.P.                0         100         Angelo, Gordon & Co., L.P.
                       245 Park Avenue - 26th Floor                                        245 Park Avenue - 26th Floor
                       New York, New York 10167                                            New York, New York 10167
                       Attention: Gary Wolf or Ari Storch                                  Attention: Gary Wolf or Ari Storch
                       Facsimile: (212) 867-6449                                           Facsimile: (212) 867-6449
                       Telephone: (212) 692-2035                                           Telephone: (212) 692-2035
                       Residence: Cayman Islands

Ramius Fund, Ltd.      c/o Angelo, Gordon & Co., L.P.                0         200         Angelo, Gordon & Co., L.P.
                       245 Park Avenue - 26th Floor                                        245 Park Avenue - 26th Floor
                       New York, New York 10167                                            New York, New York 10167
                       Attention: Gary Wolf or Ari Storch                                  Attention: Gary Wolf or Ari Storch
                       Facsimile: (212) 867-6449                                           Facsimile: (212) 867-6449
                       Telephone: (212) 692-2035                                           Telephone: (212) 692-2035
                       Residence: Bermuda

LIST OF SCHEDULES

SCHEDULE 3(a)                       Subsidiaries
SCHEDULE 3(c)                       Capitalization
SCHEDULE 3(e)                       Conflicts
SCHEDULE 3(f)                       SEC Documents; Financial Statements
SCHEDULE 3(g)                       Material Changes
SCHEDULE 3(h)                       Litigation
SCHEDULE 3(j)                       Undisclosed Liability
SCHEDULE 3(l)                       Integrated Offerings
SCHEDULE 3(n)                       Intellectual Property
SCHEDULE 3(p)                       Liens
SCHEDULE 3(t)                       Tax Status
SCHEDULE 3(aa)                      Materially Adverse Contracts




LIST OF EXHIBITS

EXHIBIT A                           Form of Certificate of Designations,
                                    Preferences and Rights of the Preferred
                                    Shares
EXHIBIT B                           Form of Registration Rights Agreement
EXHIBIT C                           Form of Company Counsel Opinion
EXHIBIT D                           Form of Irrevocable Transfer Agent
                                    Instructions
EXHIBIT E                           Form of Warrant